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                                 AMENDMENT TO
                              EMPLOYMENT AGREEMENT

    THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made this 5th day of February, 1998, between ALLIANCE IMAGING, INC., a Delaware corporation ("Alliance" or the "Corporation") and VINCENT S. PINO
("Executive"), with reference to the following:

                                  RECITALS

    A. Alliance and Executive are parties to an Employment Agreement dated as of July 23, 1997 (as previously amended to the date hereof, the "Agreement"), pursuant to which, among other things, Executive was previously granted stock options pursuant to a stock agreement dated as of December 18, 1997 (the "Option Agreement").

    B. The parties desire to amend the stock option provisions of, and to add a new special bonus provision to, the Agreement as hereinafter described, and the parties further desire to change Executive's position and title as hereinafter provided.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements of the parties set forth herein, the parties do hereby agree as follows:

    1. STOCK OPTIONS. The second sentence of Section 5 of the Agreement is hereby amended and restated to read in full as follows:

        "Executive shall be granted options to acquire
        110,000 shares of common stock of the Corporation under such plan as of the Effective Time."

Likewise, the Option Agreement is hereby amended to specify the number of shares of common stock subject thereto as 110,000.

     2. SPECIAL BONUS. In consideration of Executive's services pursuant to the Agreement and, in particular, extraordinary efforts in connection with merger and acquisition activity on behalf of Alliance following the Effective Time, the title of Section 4 of the Agreement is amended to read "Bonuses" and there is hereby added to said Section 4 a new paragraph (c), reading in full as follows:

        "(c) Executive shall be entitled to receive a special bonus in the amount of $300,000 (the
        "Special Bonus") in connection with the closing of the acquisition by the Corporation of Mobile


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        Technology, Inc. or the closing by the Corporation
        of any other acquisitive transaction involving an enterprise valuation of $25 million or more. The Special Bonus shall be payable no later than the next regular payroll of the Corporation following the closing of such first applicable acquisitive transaction. A Special Bonus shall be payable in connection with only the first such transaction; once having paid a single Special Bonus, the Corporation's obligations pursuant to this paragraph
        (c) shall be deemed to have been fully satisfied."

The effectiveness of the amendment to the Agreement described in this Section 2 shall be contingent upon the Corporation obtaining the consent of its senior bank lender as required.

    3. TITLE. Section 1(a) of the Agreement is hereby amended to change Executive's position and title from "COO" to "President". Likewise, all other references in the Agreement to "COO" shall be deemed references to "President."

    4. NO OTHER CHANGES. Except as expressly set forth in this Amendment, the Agreement and the Option Agreement shall remain in full force and effect in accordance with its terms.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                                       ALLIANCE IMAGING, INC.

                                       By
                                         -------------------------------------
                                         Its
                                            ----------------------------------


                                       ---------------------------------------
                                       Vincent S. Pino


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